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                                                                 EXHIBIT 10.6(A)


                                 FIRST AMENDMENT
                                     OF THE
                       UNIVERSAL STANDARD HEALTHCARE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


         Pursuant to Section 13 of the Universal Standard Healthcare, Inc. Employee Stock Purchase Plan ("Plan"), Universal Standard Healthcare, Inc., by authority of its board of directors, hereby adopts this First Amendment of the Plan. This First Amendment is effective July 1, 1998.

         1. SECTION (B) OF THE PLAN IS CHANGED TO READ AS FOLLOWS:

         (b) A participating employee may not authorize payroll deductions for less than an entire Purchase Period. An employee may suspend payroll deductions during a Purchase Period only at the discretion of the Company in the event of an unforeseen hardship; provided, however, that payroll deductions made prior to approval of the suspension by the Company shall be used to purchase Common Stock for the employee at the end of the Purchase Period. A participating employee shall not be permitted to withdraw payroll deductions from the Plan in cash, except as provided in Sections 8(e) and 10.

         2. SECTION 10 OF THE PLAN IS CHANGED TO READ A FOLLOWS:

         Termination of Employment, Unpaid Leave of Absence or Layoff. If a participating employee ceases to be employed by the Company for any reason (with or without severance pay), including but not limited to, voluntary or forced resignation, retirement, death, layoff, or if an employee is on an unpaid leave of absence for more than 60 days, or during any period of severance, payroll deductions with respect to such employee at the time of such termination, layoff, or leave of absence shall cease and the participating employee can elect to (i) exercise the option on the Purchase Date to the extent payroll deductions were made prior to such termination, layoff, or leave of absence, or (ii) receive a check following the end of the Purchase Period from the Company for any amount that has been deducted and withheld during the Purchase Period.